UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 23, 2018

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568-7579
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 23, 2018 in Palo Alto, California. The Company’s stockholders considered and voted upon the following three matters at the meeting:

Proposal 1 - Election of Directors

The holders of the Company’s common stock elected eleven nominees to serve as directors for a term of one year, expiring at the time of the Annual Meeting of Stockholders in 2019:

Name	For	Against	Abstain	Broker Non-Votes
Michael Balmuth	304,072,671	11,630,784	373,323	23,670,363
K. Gunnar Bjorklund	285,249,598	30,666,659	160,521	23,670,363
Michael J. Bush	292,535,699	23,377,285	163,794	23,670,363
Norman A. Ferber	273,322,443	42,597,240	157,095	23,670,363
Sharon D. Garrett	293,300,519	22,629,539	146,720	23,670,363
Stephen D. Milligan	311,395,395	4,323,202	358,181	23,670,363
George P. Orban	290,653,061	25,260,250	163,467	23,670,363
Michael O’Sullivan	300,632,067	15,294,270	150,441	23,670,363
Lawrence S. Peiros	311,411,509	4,317,439	347,830	23,670,363
Gregory L. Quesnel	311,078,600	4,650,508	347,670	23,670,363
Barbara Rentler	306,106,594	9,834,290	135,894	23,670,363

Proposal 2 - Advisory Vote to Approve the Resolution on Executive Compensation

In an advisory vote, the holders of the Company’s common stock voted to approve the resolution regarding executive compensation:

For	Against	Abstain	Broker Non-Votes
297,581,092	18,167,429	328,257	23,670,363

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending February 2, 2019

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 2, 2019:

For	Against	Abstain
334,421,608	4,855,040	470,493

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 29, 2018

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Senior Vice President, General Counsel and Assistant Corporate Secretary